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            THE TRAVELERS SEPARATE ACCOUNT QP FOR VARIABLE ANNUITIES



                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


                  That I, IAN R. STUART of East Hampton, Connecticut, Director, Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller of The Travelers Insurance Company (hereafter the "Company"), do hereby make, constitute and appoint ERNEST J. WRIGHT, Secretary of said Company, and KATHLEEN A. McGAH, Assistant Secretary of said Company, or either one of them acting alone, my true and lawful attorney-in-fact, for me, and in my name, place and stead, to sign registration statements on behalf of said Company on Form N-4 or other appropriate form under the Securities Act of 1933 for The Travelers Separate Account QP for Variable Annuities, a separate account of the Company dedicated specifically to the funding of variable annuity contracts to be offered by the Company, and further, to sign any and all amendments thereto, including post-effective amendments, that may be filed by the Company on behalf of said registrant.

                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of February, 1997.


                                   Ian R. Stuart
                                   Director, Senior Vice President,
                                   Chief Financial Officer,
                                   Chief Accounting Officer and Controller
                                   The Travelers Insurance Company